                                     BYLAWS

                                       OF

                         THE GENEVA AMERICAN GROUP, INC.

                                TABLE OF CONTENTS

                                                                                PAGE
ARTICLE I      NAME, REGISTERED OFFICE, AND REGISTERED AGENT

     Section  1.  Name..........................................................  50

     Section  2.  Registered Office and Registered Agent........................  50

ARTICLE II     SHAREHOLDERS MEETINGS

     Section  1.  Annual Meetings...............................................  50
     Section  2.  Special Meetings..............................................  50
     Section  3.  Notice of Shareholders' Meeting...............................  50
     Section  4.  Place of Meetings.............................................  51
     Section  5.  Record Date...................................................  51
     Section  6.  Quorum........................................................  51
     Section  7.  Voting........................................................  51
     Section  8.  Proxies.......................................................  51
     Section  9.  Informal Action by Shareholders...............................  51

ARTICLE III    BOARD OF DIRECTORS

     Section  1.  General Powers................................................  52
     Section  2.  Number, Tenure, and Qualifications............................  52
     Section  3.  Regular Meetings..............................................  52
     Section  4.  Special Meetings..............................................  52
     Section  5.  Quorum........................................................  52
     Section  6.  Manner of Acting..............................................  52
     Section  7.  Vacancies.....................................................  52
     Section  8.  Removal.......................................................  53
     Section  9.  Resignation...................................................  53
     Section 10.  Presumption of Assent.........................................  53
     Section 11.  Compensation..................................................  53
     Section 12.  Informal Action by Directors..................................  53
     Section 13.  Chairman......................................................  53

ARTICLE IV     OFFICERS

      Section  1. Number........................................................  54
      Section  2. Election and Term of Office...................................  54
      Section  3. Resignation...................................................  54
      Section  4. Removal.......................................................  54
      Section  5. Vacancies.....................................................  54
      Section  6. President.....................................................  54
      Section  7. Vice-President................................................  55
      Section  8. Secretary.....................................................  55
      Section  9. Treasurer.....................................................  55
      Section 10. Other Officers................................................  55
      Section 11. Salaries......................................................  55
      Section 12. Surety Bonds..................................................  56

ARTICLE V      COMMITTEES

      Section  1. Executive Committee...........................................  56
      Section  2. Other Committees..............................................  56
      Section  3. Ex-Officio Member.............................................  56
      Section  4. Rules of Procedure............................................  56

ARTICLE VI     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

      Section  1. Contracts.....................................................  56
      Section  2. Loans.........................................................  56
      Section  3. Deposits......................................................  57
      Section  4. Checks and Drafts.............................................  57
      Section  5. Bonds and Debentures..........................................  57

ARTICLE VII    CAPITAL STOCK

      Section  1. Certificates of Shares........................................  57
      Section  2. Transfer of Shares............................................  57
      Section  3. Transfer Agent and Registrar..................................  57
      Section  4. Lost of Destroyed Certificates................................  58
      Section  5. Consideration for Shares......................................  58
      Section  6. Registered Shareholders.......................................  58

ARTICLE VIII   INDEMNIFICATION

      Section  1.  Indemnification..............................................  58
      Section  2.  Other Indemnification........................................  59

      Section  3.  Insurance....................................................  59
      Section  4.  Settlement by Corporation....................................  59

ARTICLE IX     WAIVER OF NOTICE.................................................  59

ARTICLE X      AMENDMENTS.......................................................  59

ARTICLE XI     FISCAL YEAR......................................................  60

ARTICLE XII    DIVIDENDS........................................................  60

ARTICLE XIII   CORPORATE SEAL...................................................  60


                                     BYLAWS

                                       OF

                            THE AMERICAN GROUP, INC.

                                    ARTICLE I

                  NAME, REGISTERED OFFICE, AND REGISTERED AGENT

     SECTION 1. NAME. The name of this corporation is The Geneva American Group, Inc.

     SECTION 2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the initial registered office of this corporation is 1209 Orange Street, Wilmington, Delaware 19801. The name of the initial registered agent of this corporation at that address is The Corporation Trust Company. The corporation shall at all times maintain a registered office. The location of the registered office may be changed by the Board of Directors. The corporation may also have offices in such other places as the Board may from time to time designate.


                                   ARTICLE II
                              SHAREHOLDERS MEETINGS

     SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders of the corporation shall be held at such place within or without the State of Delaware as shall be determined by the Board of Directors in compliance with these Bylaws. The meeting shall be held on the 1st day of June of each year at 10:00 in the morning of such day, or another day and time as determined by the Board of Directors. If such a day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

     SECTION 2. SPECIAL MEETINGS.Special meeting of shareholders, other that those regulated by statute, may be called at any time by the President or by a majority of the Directors, and must be called by the President upon written request of the holders of at least ten percent (10%) of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given to each shareholder of record in the came manner as notice of the annual meeting. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting.

     SECTION 3. NOTICE OF SHAREHOLDERS' MEETINGS. The Secretary shall give written notice stating the place, the date, and hour of each shareholder meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, which shall be delivered not less than ten (10) not more that fifty (50) days prior to the date of the meeting, either personally or by mail to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed the shareholder at his address as it appears on the books of the corporation, with postage thereon prepaid.

     SECTION 4. PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called the place of meeting shall be the principal business office of the corporation.

     SECTION 5. RECORD DATE. The Board of Directors may fix a date not less than ten (10) nor more than fifty (50) days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at any such meeting of the shareholders. The stock transfer books may be closed by the Board of Directors for a stated period not to exceed fifty (50) days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose.

     SECTION 6. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of the outstanding shares is represented at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at any duly assembled meeting at which a quorum is in attendance may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders in such number that less than a quorum remain.

     SECTION 7. VOTING. The holder an outstanding share entitled to vote at any meeting may vote at such meeting in person or by proxy. Except as may be otherwise provided in the Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the records of the corporation. Except as otherwise provided by law or as provided herein or as may be otherwise provided in the Articles of Incorporation, all shareholder actions shall be determined by a majority of the votes cast at any meeting of shareholders where a quorum is present by the holders or proxies of shares entitled to vote thereon.

     SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 9. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of its meetings for the management of the corporation as it deems proper.

     SECTION 2. NUMBER, TENURE, AND QUALIFICATIONS. The number of Directors of the corporation shall not be less than two (2). Unless removed pursuant to
Section 8, each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified. Directors need not be residents of the State of Delaware or shareholders of the corporation.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately following after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by one-third of the Directors. The Secretary shall give notice of the time and place of each special meeting by mailing the same at least five (5) days before the meeting or by telephoning or telegraphing the same at least two () days before the meeting to each Director.

     SECTION 5. QUORUM. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

     SECTION 6. MANNER OF ACTING. At all meetings of the Board of Directors, each Director shall have one vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present.

     SECTION 7. VACANCIES. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation, or removal of any Director, or if the authorized number of Directors be increased, or if the shareholders fail, at any meeting of shareholders at which any Director is to be elected, to elect the full, authorized number to be elected at that meeting. If any vacancy shall occur in the Board of Directors through death, resignation, removal, or other cause, or if it should appear desirable to have additional Directors serve on an interim basis until the next annual meeting of shareholders, the remaining Directors may, by the vote of the majority of such remaining Directors, appoint such persons as substitute Directors or new interim Directors who shall be Directors during such absence, disability, or interim period or until the next annual meeting of shareholders. The determination by the Board of Directors, as shown on the minutes, if the fact of such absence or disability or the desirability of an interim Director and the duration of the terms for such Director shall be conclusive as to all persons and the corporation.

     SECTION 8. REMOVAL. A Director may be removed at any time without cause by vote of the shareholders holding more than 50% of the shares outstanding and entitled to vote. Such vacancy may be filled by the Directors then in office, though less than a quorum, and any person so designated or appointed shall hold office until the next annual meeting or until his successor duly elected and qualified; PROVIDED that any directorship to be filled by reason of removal by the shareholders may be filled by election by the shareholders at the meeting at which the Director is removed. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

     SECTION 9. RESIGNATION. A Director may resign at any time by delivering written notification thereof to the President or Secretary of the corporation. Resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) days after the date of its delivery, the resignation shall be deemed accepted upon the 10th day.

     SECTION 10. PRESUMPTION OF ASSENT. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment therefor or shall forward such dissent by registered mail to the Secretary of the corporation immediately after adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

     SECTION 11. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for the attendance at each such meeting or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor .

     SECTION 12. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of Directors or any action which may be taken at a meeting of Directors, may be taken without a meeting by a written consent, setting forth the action so taken , signed by all of the Directors of the corporation.

     SECTION 13. CHAIRMAN. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. NUMBER. The officers of the corporation shall be a President, no Vice-Presidents or one or more Vice-Presidents as determined from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices of President and Secretary. Officers need not be Directors or shareholders of the corporation.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall no be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. RESIGNATION. Any officer may resign at any time by delivering a written resignation ether to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     SECTION 4. REMOVAL. Any officer or agent may be removed by the Board of Directors, with or without cause, whenever in its judgement the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any such removal shall require a vote of the Board of Directors, exclusive of the officer in question of he is also a Director.

     SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 6. PRESIDENT. The president shall be the chief executive and administrative officer of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the corporation and over its several officers. He may appoint officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute, and deliver in the name of the corporation notes, powers of attorney, contracts, bonds, and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these By-laws.

     SECTION 7. VICE-PRESIDENTS. Vice-Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the President. In the absence or disability of the President, the Vice-President designated by the Board or by the President shall perform the duties by the Board or by the President shall perform the duties and exercise the powers of the President. A Vice-President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

     SECTION 8. SECRETARY. The Secretary shall, subject to the direction of the President or a designated Vice-President, keep the minutes of the President or designated Vice-President, keep the minutes of all meetings of the shareholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the corporation not pertaining to the performance of the duties vested in other officers, which records, documents, and papers shall at all reasonable times be open to examination by any Director. He may sign or execute notes and contracts with the President or a Vice-President thereunto authorized in the name of the corporation and affix the seal of the corporation thereto. Her shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. He shall be sworn to the faithful discharge of his duties. If necessary, assistant Secretaries shall assist the Secretary and shall keep and record such minutes as shall be directed by the Board of Directors.

     SECTION 9. TREASURER. The Treasurer shall, subject to the direction of the President or a designated Vice President, have general custody and control of the collection and disbursement of funds of the corporation. He shall sign, with the President, on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit the same to the credit of the corporation in such bank(s) or depositories as the Board of Directors may designate. He may sign, with the President or such other persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the corporation. He shall enter or cause to be entered regularly in the books of the corporation full and accurate account of all monies received and paid by him or under his direction on account of the corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the corporation upon timely application at the office of the corporation during business hours, and, whenever required by the Board of Directors or the President, he shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     SECTION 10. OTHER OFFICERS. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

     SECTION 11. SALARIES. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the corporation.

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

     SECTION 12. SURETY BONDS. If the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct.

                                    ARTICLE V

                                   COMMITTEES

     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint from among its members an executive committee of not less than two (2) and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternatives to serve as members of the Executive Committee in the absence or disability of a regular member (s). The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and disband any committee either with or without cause at any time. Subject to the foregoing limitations and any other limitations imposed by law, the Executive Committee shall posses and exercise all other powers of the Board of Directors during the intervals between meetings.

     SECTION 2. OTHER COMMITTEES. The Board of Directors may also appoint from among its own members such other committees as the Board of Directors may determine. Such committees shall in each case consist of not less than two (2) Directors, and shall have such powers and duties as shall from time to time be prescribed by the board.

     SECTION 3. EX-OFFICIO MEMBER. If not appointed to be a member of a committee, the President shall be a member ex-officio of each committee appointed by the Board of Directors.

     SECTION 4. RULES OF PROCEDURE. A majority of the members of any committee may fix the rules of procedure for such committee.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer(s), of agent(s), to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be either general or confined to specific instances.

     SECTION 2. LOANS. No loan or advances shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, or transferred as security for the payment of any loan, advance indebtedness, or liability of the corporation unless and except as authorized by the Board of Directors. Any such authorization may be either general or confined to specific instances.

     SECTION 3. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited form time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select, or as may be selected by an officer or agent so authorized by the Board of Directors.

     SECTION 4. CHECKS AND DRAFTS. All notes, drafts, acceptances, checks, endorsements, and evidences of indebtedness of the corporation shall be signed by the President and by the Treasurer of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

     SECTION 5. BONDS AND DEBENTURES. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice-President and by the Treasurer or by the Secretary and the seal of the corporation may, but need not, be affixed thereto.

                                   ARTICLE VII

                                  CAPITAL STOCK

     SECTION 1. CERTIFICATES OF SHARES. The shares of the corporation shall be represented by certificates prepared under the direction of the Board of Directors and signed by the President or the Vice-President and by the Secretary, and sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or one of its employees. All certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued and the date of issued and the date of issue shall be entered o the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and kept with the stock records. No new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms of indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, or by his attorney thereunto authorized by a power of attorney duly executed and such representative or attorney shall furnish proper evidence of his authority to so transfer the shares to the Secretary of the Corporation upon the surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     SECTION 3. TRANSFER AGENT AND REGISTRAR. The Board of Directors shall have power to appoint one or more transfer agents and registrars, who may also be employees of the corporation, for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned ad registered by one or more of such transfer agents and registrars.

     SECTION 4. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate to be issued to replace any certificate theretofore issued by the corporation and alleged to have been lost or destroyed if the new owner makes an affidavit that the certificate is lost or destroyed. The Board of Directors may, at its discretion, require the owner of such certificate or his legal representative to give the corporation a bond in such sum and with such sureties as the Board of Directors may directs to indemnify the corporation and transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

     SECTION 5. CONSIDERATION FOR SHARES. The capital stock of the corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors, but in no event shall such value be less than the par value of such shares. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or in partial payment for shares shall be conclusive.

     SECTION 6. REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in the shares.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     SECTION 1. INDEMNIFICATION. Subject to the requirements of the Delaware General Corporation Law, no officer or director shall be personally liable for any obligations of the corporation or for any duties or obligations arising of the corporation or for any duties or obligations arising our of any acts or conduct of said officer or Director performed for or on behalf of the corporation. To the fullest extent allowable by the Delaware General Corporation Law, the corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any rime as a Director or officer of the corporation from and against any and all claims, judgements, and liabilities to which such persons shall become subject by reason of his having heretofore, or by reason of any action alleged to have been taken by him as such Director or officer, and shall reimburse any such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided that the corporation shall have the power to defend such person form all suits or claims as provided for under the provisions of the Delaware General Corporation Law; PROVIDED FURTHER, however, that no such person shall be indemnified against, or be reimbursed for, or be defended against any expense or liability incurred in connection with any claim or action arising our of is own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case, even though no specifically provided for herein or otherwise permitted. The corporation, its Directors, officers, employees, and agents shall be fully protected

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

in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

     SECTION 2. OTHER INDEMNIFICATION. The indemnification herein provided shall not be deemed exclusive of any other right to indemnification to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterest Directors, or otherwise, both as to action taken in his official capacity and as to action taken in any other capacity while holding such office. It is the intent hereof that all officers and Directors be and hereby are indemnified to the fullest extent permitted by the laws of the State of Delaware and these Bylaws. The indemnification herein provided shall continue as to any person who has ceased to be a Director, officer, or employee, and shall inure to the benefit of the heirs, estate, and personal representative of any such person.

     SECTION 3 INSURANCE. The Board of Directors may, in its discretion, direct that the corporation purchase and maintain insurance on behalf of any person who is or was a Director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against liability under the provisions of this section.

     SECTION 4. SETTLEMENT BY CORPORATION. The right of any person to be indemnified shall be subject always to the right of the corporation by the Board of Directors, in lieu of such indemnity, to settle any claim, action, suit , or proceeding at the expense of the corporation by the expenses incurred in connection therewith.

                                   ARTICLE IX

                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meeting, except where attendance is for the express purpose of objecting to the legality of that meeting.

                                    ARTICLE X

                                   AMENDMENTS

     These Bylaws may be altered, amended, repealed, or new Bylaws adopted by a majority vote of the entire Board of Directors at any regular or special meeting. Any Bylaw adopted by the Board may be repealed or changed by a majority vote of the shareholders.

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

                                   ARTICLE XI

                                   FISCAL YEAR

     The fiscal year end of the corporation shall be fixed and may be varied by resolution of the Board of Directors.

                                   ARTICLE XII

                                    DIVIDENDS

     The Board of Directors may at any regular or special meeting, as it deems advisable, declare dividends payable out of the surplus of the corporation.


                                  ARTICLE XIII

                                 CORPORATE SEAL

     The corporation shall have an official seal which shall bear the name of the corporation and the state and year of incorporation. The seal may be in metal, rubber stamp, or such other lawful form as the Board of Directors may determine.

     I certify that the foregoing Bylaws are the Bylaws of the Geneva American Group, Inc. and that the same remains in effect and unchanged to the present date.

     Dated this _______ day of ___________________, 2000.



                                       ---------------------------------
                                       [Signature, Title]

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